EXHIBIT 10.146


                                                       STANDARD CHARTERED

                                                       CORPORATE BANKING GROUP
DATE:  12th May 1997                                   9/F Miramar Tower
                                                       1-23 Kimberley Road
OUR REF:  CBG/KLN/GM&T/BFD                             Tsimshatsui
                                                       Kowloon
                                                       Hong Kong
CONFIDENTIAL
------------                                           Telephone (852) 2820 3333

Go-Gro Industries, Ltd.                                Telegrams STANCHARTH
6/F., Kenning Industrial Building,                     Telex 73230
19 Wang Hoi Road,
Kowloon Bay, Kowloon                                   Direct telephone
                                                       Fax

ATTN:  MR. RICHARD LAU, PRESIDENT
---------------------------------

Dear Sirs,

                   BANKING FACILITIES: GO-GRO INDUSTRIES LTD.

We are pleased to confirm that the Bank is willing to make available to your company (the "Company") the following working capital facilities up to the amounts indicated.

1.       CURRENT ACCOUNT OVERDRAFT - HKD5,000,000.-


2.       TRADE FINANCE GROUP 1 - HKD30,000,000.-


3.       TRADE FINANCE GROUP 2 - HKD20,000,000.-


4.       TRADE FINANCE GROUP 3 - HKD20,000,000.-


The above Trade Finance Groups 1, 2 and 3 are complementary and the combined outstandings are not to exceed HKD30,000,000.- Similarly the combined outstandings of Groups 2 and 3 are not to exceed HKD20,000,000.- For product availability, please see the attachment to this letter.

Prior evidence of insurance is required for all "free on board" and "cost and freight" shipments under import letters of credit.

Combined usance and loan period of any one transaction under import facilities is not to exceed 120 days.

Usance period of export facilities is not to exceed 120 days.


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                                                        STANDARD CHARTERED
                                                        ------------------

GO-GRO INDUSTRIES, LTD.                                              PAGE 2



Packing credits allowed with 70% advance for up to 120 days or the expiry date of the related letters of credit, whichever is earlier.

For Back to Back/Quasi Back to Back Letters of Credit opened with the Back, the Company undertakes not to accept any amendments to the master letters of credit without the prior written consent of the Bank.


5.       GUARANTEE FACILITY - HKD600,000.-

For the issuance of guarantees to secure utility supplies.


INTEREST, COMMISSSIONS AND FEES

Unless otherwise specified, interest on all sums advanced will be payable monthly in arrears at Prime plus 0.25% per annum. A default rate of Prime plus 8% per annum will apply to amounts not paid when due or in excess of agreed facility amounts. "Prime" means the rate which we announce or apply from time to time as our prime rate for lending Hong Kong Dollars. Commissions will be charged at our standard rates unless otherwise stipulated. Export bills will be discounted and import bills will be financed at our standard bills finance rates minus 0.25% per annum. All past due bills shall bear interest at 3% per annum above the rates charged on your regular bills outstandings.

LETTERS OF CREDIT OPENING COMMISSION & COMMISSION IN LIEU OF EXCHANGE
---------------------------------------------------------------------
First USD50,000.-                       1/4%
USD50,001.- to USD200,000.-             1/12%
Balance                                 1/16%

An arrangement fee of HKD20,000.- will be payable upon our receipt of your acceptance of this letter. A handling fee in an amount to be mutually agreed will be payable on each anniversary of the date of this letter if the facilities are continuing. The fees will be debited to your current account.

You will reimburse the Bank for all legal fees and other expenses incurred in arranging the above facilities.


AVAILABILITY AND REPAYMENT

The above facilities are subject to the Bank's periodic review, and it is expressly agreed that they will at all times be available at the sole discretion of the Bank. Notwithstanding any other provisions contained in this letter or in any other document, the Bank will at all times have the right to require immediate payment and/or cash collateralisation of all or part of any sums actually or contingently owing to it.


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                                                        STANDARD CHARTERED
                                                        ------------------

GO-GRO INDUSTRIES, LTD.                                              PAGE 3



DOCUMENTATION

Before the above facilities may be used, the enclosed copy of this letter must be signed and returned to us together with a certified copy of appropriate authorising board resolutions.

The following documentation are held/will also be required:

/bullet/       General Customer Agreement executed by the Company.

/bullet/ All monies debenture with a specific charge over the Company's plant/machinery and a floating charge over all the assets including book debts, stock and uncalled capital. Insurance for the full insurable value is to be arranged through Sedgwick Limited or other insurers acceptable to the Bank and assigned to and held by the Bank. If not otherwise paid, we will have the right to pay the premiums and debit your current account.

/bullet/ Corporate guarantee by Catalina Lighting, Inc., limited to the principal amount of USD4,000,000.- plus interest and other charges.

/bullet/ All monies subordination of loan to the Company from Catalina Lighting Inc. to the Bank in an amount of not less than USD2,000,000.-

/bullet/ Signed original copies of audited financial statements of the Company and Catalina Lighting Inc. within 9 months after their financial year end. Signed original copies of quarterly stock and debtor list and quarterly management accounts within 60 days after the end of the relevant accounting period. A signed original copy of quarterly financial report (i.e. 10Q) of Catalina Lighting Inc. within 90 days after each relevant period. Such other information as the Bank may request from time to time.


UNDERTAKINGS

The Company undertakes to the Bank that it will:

/bullet/ Maintain a minimum consolidated net worth at not less than HKD60,000,000.- after deducting all intangibles including patents, trademarks, etc.

/bullet/ Not declare any dividends without the prior written conset of the Bank.

/bullet/ Immediately inform the Bank of any change of the Company's directors or beneficial shareholders or amendment of its memorandum or articles of association.


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                                                        STANDARD CHARTERED
                                                        ------------------

GO-GRO INDUSTRIES, LTD.                                              PAGE 4


Please sign the enclosed copy of this letter and return it to the Bank's Credit Operations at its Kowloon Main Office, 9th Floor, Miramar Tower, 1-23 Kimberley Road, Tsimshatsui, Kowloon, for the attention of Ms. Miu Yue, within one month after the date of this letter, after which this offer will lapse. When accepted, this letter will supersede any previous facility letter which the Bank has issued to the Company. This letter will be governed by Hong Kong law.

We enclose a set of documents which should also be completed and returned to the Bank at the above mentioned address. If you have any queries regarding the completion of the required documents, please contact Ms. Miu Yue, whose telephone number is 2378-6436. With regard to queries on banking arrangements, you can contact your Senior Relationship Manager Mr. Kant Tong, whose telephone number is 2378-6321.

We are pleased to be of service to you and take this opportunity to thank you for your custom.



Yours faithfully,
For and on behalf of STANDARD CHARTERED BANK


/s/ FRANKIE LAM
------------------------------------
Frankie Lam
Senior Credit Documentation Manager



FL/MY/pl
Encl.


Agreed.
For and on behalf of GO-GRO INDUSTRIES LTD.







------------------------------------


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                                                        STANDARD CHARTERED
                                                        ------------------


                             GO-GRO INDUSTRIES LTD.
                             ----------------------


ATTACHMENT REGARDING TRADE FINANCE PRODUCTS
-------------------------------------------


This attachment forms an integral part of our banking facility letter dated 12th May 1997.

You may use any product or aggregate of products in any one group up to the limit shown in the attached banking facility letter.


TRADE FINANCE GROUP 1
---------------------

/bullet/       Discrepant Credit Bills Negotiated - with recourse
/bullet/       Purchase of Documents Against Payment Bills of Exchange
/bullet/       Purchase of Documents Against Acceptance Bills of Exchange with
               ECIC cover
/bullet/       Back to Back Letters of Credit
/bullet/       Import Letters of Credit - sight and usance
                                        - secured by goods
/bullet/       Loans Against Import



TRADE FINANCE GROUP 2
---------------------

/bullet/ Purchase of Documents Against Acceptance Bills of Exchange without ECIC cover

/bullet/       Quasi Back to Back Letters of Credit - unsecured by goods

/bullet/       Import Letters of Credit - sight and usance
                                        - unsecured by goods


/bullet/       Shipping Guarantees



TRADE FINANCE GROUP 3
---------------------

/bullet/       Pre-shipment Loan - i.e. Packing Credit
/bullet/       Acceptance of draft under Import Letters of Credit
/bullet/       Release of Documents Against Acceptance or Trust Receipt
/bullet/       Loans Against Trust Receipt
/bullet/       Post Import Loan